Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the 2005 Stock Option Plan of Houston American Energy Corp., of our report dated March 4, 2005 relating to the financial statements that appear in Houston American Energy Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Thomas Leger & Co., L.L.P.

Thomas Leger & Co., L.L.P.

Houston, Texas
August 17, 2005